Exhibit 99.2

AON PLC

OFFER TO EXCHANGE

$255,946,000 AGGREGATE PRINCIPAL AMOUNT OF

AON PLC’s 4.250% SENIOR NOTES DUE 2042 (GUARANTEED BY AON CORPORATION)
(CUSIP NOS. 00185A AA2, G0408V AA0 and G0408V AB8)

FOR

$255,946,000 AGGREGATE PRINCIPAL AMOUNT OF

AON PLC’s 4.250% SENIOR NOTES DUE 2042 (GUARANTEED BY AON CORPORATION)
(CUSIP NO. 00185A AB0)

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

AS AMENDED, PURSUANT TO THE PROSPECTUS, DATED                , 2013

To Our Clients:

Enclosed for your consideration is a prospectus, dated                      , 2013 (the “prospectus”), and the related letter of transmittal (the “letter of transmittal”), relating to the offer of Aon plc (the “Company”) to exchange (the “exchange offer”) its outstanding 4.250% Notes Due 2042 (the “original notes”) for its 4.250% Notes Due 2042 that have been registered under the Securities Act of 1933, as amended, upon the terms and subject to the conditions described in the prospectus and the letter of transmittal. Aon Corporation will unconditionally guarantee the due and punctual payment of the principal, interest and other amounts due on the exchange notes when the same shall become due and payable. The exchange offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreements, dated as of December 12, 2012, among the Company, as issuer, Aon Corporation, as guarantor, and the dealer managers for previous private exchange offers and the registration rights agreement, dated as of March 8, 2013, among the Company, as issuer, Aon Corporation, as guarantor, and the initial purchasers of a private offer, in each case resulting in the issuance of the original notes.

This material is being forwarded to you as the beneficial owner of the original notes held by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the original notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed prospectus and letter of transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the original notes on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on                    , 2013 unless extended by the Company. Any original notes tendered pursuant to the exchange offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

Your attention is directed to the following:

1. The exchange offer is for any and all original notes.

2. The exchange offer is subject to certain conditions set forth in the prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of original notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the letter of transmittal.

4. The exchange offer expires at 5:00 p.m., New York City time, on                       , 2013 unless extended by the Company.

If you wish to have us tender your original notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the exchange offer made by Aon plc with respect to its original notes.

This will instruct you to tender the original notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the related letter of transmittal.

The undersigned expressly agrees to be bound by the enclosed letter of transmittal and that such Letter of Transmittal may be enforced against the undersigned.

☐	Please tender the original notes held by you for my account as indicated below:

4.250% Notes Due 2042

$
(Aggregate Principal Amount of Original Notes)

☐	Please do not tender any original notes held by you for my account.

Dated:                                       , 2013

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the original notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the original notes held by us for your account.